EXHIBIT 23


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-67921) pertaining to Reliv International, Inc. 401(k) Plan of our report dated June 4, 2004, with respect to the financial statements and schedule of Reliv International, Inc. 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.


                                            /s/ Ernst & Young LLP

St. Louis, Missouri
June 23, 2004